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                    GODDARD INDUSTRIES, INC.
                      705 Plantation Street
                 Worcester, Massachusetts 01605

                    NOTICE OF SPECIAL MEETING
                           IN LIEU OF
                        ANNUAL MEETING OF
                          STOCKHOLDERS
                    To Be Held March 17, 2000



To: The Stockholders of
    Goddard Industries, Inc.

     Notice is hereby given that a Special Meeting in lieu of the Annual Meeting of Stockholders of Goddard Industries, Inc., a Massachusetts corporation, will be held on Friday, March 17, 2000 at 11:00 a.m. at The Beechwood Inn, 363 Plantation Street, Worcester, Massachusetts for the following purposes:

     1.    To  elect one director to hold office until the Annual
         Meeting of Stockholders in 2003 and until his successor is duly elected and qualified.

     2. To approve an amendment to the 1998 Equity Incentive Plan to increase the number of shares available for issuance to 600,000 shares from 300,000 shares.

     3. To consider and act upon any matters incidental to the foregoing purposes and any other matters which may properly come before the meeting or any adjournments thereof.

      Information regarding matters to be acted upon at the Special Meeting in Lieu of Annual Meeting of Stockholders is contained in the proxy statement attached to this notice.

      Only stockholders of record at the close of business on January 19, 2000 are entitled to notice of, or to vote at, such meeting or any adjournments thereof.

                                           By Order of the Board of Directors


                                                          Joel M. Reck, Clerk

Worcester, Massachusetts
January 25, 2000

      You are cordially invited to attend this meeting in person, but if you cannot do so, please complete, date, sign and return the accompanying proxy at your earliest convenience. For your convenience, we have provided a reply envelope which needs no postage if mailed in the United States.


                    GODDARD INDUSTRIES, INC.
                         PROXY STATEMENT
  For Special Meeting in Lieu of Annual Meeting of Stockholders
                To be Held Friday, March 17, 2000



      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Goddard Industries, Inc. (referred to hereinafter as the "Company") for use at the Special Meeting in Lieu of Annual Meeting of Stockholders to be held at 11:00 a.m. on Friday, March 17, 2000 at The Beechwood Inn, 363 Plantation Street, Worcester, Massachusetts and at any adjournment or adjournments thereof (the "Meeting"). Solicitation of proxies may be made in person or by mail, telephone or telegram by directors, officers and regular employees of the Company, for which no additional compensation will be received. The Company may also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse the forwarding expense. All costs of preparing, printing, assembling and mailing the form of proxy and proxy statement will be borne by the Company. It is expected that this proxy statement and the accompanying proxy will be mailed to the stockholders on or about January 25, 2000. The principal executive offices of the Company are located at 705 Plantation Street, Worcester, Massachusetts 01605.

      Only stockholders of record at the close of business on January 19, 2000 are entitled to notice of, and to vote at, the Meeting. As of that date, there were outstanding and entitled to vote 2,131,531 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company. Each share is entitled to one vote on all matters to come before the Meeting. Provided a quorum (consisting of a majority of the shares outstanding and entitled to vote) is present in person or by proxy at the meeting, a plurality of the votes cast for any nominee is required for election of directors, and the affirmative vote of the holders of a majority of shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote thereon is required to approve the amendment to the Company's 1998 Equity Incentive Plan (the "1998 Plan"). Under Massachusetts law and the Company's By-laws, all shares present or represented by proxy, whether they vote or abstain, will be counted as present for purposes of determining a quorum and for purposes of determining the number of shares present and entitled to vote. Accordingly, abstentions, including broker non-votes, will have no effect on the outcome of the vote for the election of directors or the approval of the amendment to the 1998 Plan.

      The enclosed proxy, if executed and returned, will be voted as directed on the proxy and, in the absence of such direction, for the election of the nominees as directors, for the proposal to approve the amendment to the 1998 Plan, and in accordance with their best judgment by the proxies if any other matter shall properly come before the Meeting. The proxy may be revoked at any time prior to exercise by filing with the Clerk of the Company a written revocation, by executing a proxy with a later date, or by attending and voting at the Meeting. The Board of Directors knows of no matters, other than election of directors and the proposal to approve the amendment to the 1998 Plan, to be presented for consideration at the Meeting.

      The Annual Report to Stockholders of the Company for the fiscal year ended October 2, 1999, including audited financial statements, is being mailed to each of the stockholders of the Company simultaneously with this proxy statement.


                         PROPOSAL NO. 1
                      ELECTION OF DIRECTORS


      At the Meeting, one director (constituting 20% of the Board of Directors) is to be elected to serve until the 2003 annual meeting of stockholders and until his successor is duly elected and qualified. The proxy cannot be voted for a greater number of persons than one.

     The Company's Restated Articles of Organization, as amended, and By-laws and the Massachusetts Business Corporation Law provide that the Board of Directors shall be composed of three classes of directors, one class to be elected each year.

     It is the intention of the persons named in the accompanying form as proxies to vote for the election of Saul I. Reck to the class of directors indicated, and for the term set forth therein. In the unanticipated event that the nominee is unable to serve, the persons named as proxies will vote for such substitute, if any, as the present Board of Directors may designate or to reduce the number of directors. Directors are elected by a plurality of the votes cast for election of directors.

Information As To Officers, Directors and Beneficial Owners

      The following table sets forth certain information, as of November 30, 1999, with respect to the nominees, each of the directors whose term extends beyond the Meeting, all officers and directors as a group (6 persons) and each person owning five percent or more of the Company's Common Stock. This table is based on information furnished by such persons.

                                    Number    of
                                    Shares of
                                       Common              Year
                                       Stock               Term
Name (1)                   Direct   Beneficiall  Percen   Would
                             or          y         t      Expire
                            Since      Owned       of      and
                                                 Class    Class

Salvatore J. Vinciguerra    1999     50,000 (2)   2.3%     2002
                                                         Class 3

Dr. Jacky Knopp, Jr         1972     88,000 (3)   4.1%     2002
                                                         Class 3

Saul I. Reck                1959    333,930 (4)  15.6%     2003
                                                         Class 1

Lyle E. Wimmergren          1978     20,000 (5)    *       2001
                                                         Class 2

Dr. Robert E. Humphreys     1997    472,950 (6)  22.0%     2001
                                                         Class 2

All executive officers and   --      1,057,780   45.8%      --
directors as a group                    (7)
(6 persons)

Joseph A. Lalli              --     183,550 (8)   8.6%      --
6 Middlemont Way, Stow, MA

Stanley  A. Goldstein  and   --     117,500 (9)   5.5%      --
Audrey I. Goldstein
2   No.  Montgomery  Ave.,
Atlantic City, NJ

*Less than one percent
         (1) Unless otherwise noted, each person's address is c/o Goddard Industries, Inc., 705 Plantation Street, Worcester, Massachusetts 01605, and each person identified possesses sole voting and investment power with respect to the shares set forth opposite such person's name.
         (2) Consists of options to acquire 50,000 shares exercisable within 60 days of November 30, 1999 held by Mr. Vinciguerra.
         (3) Includes 32,000 shares owned by Dr. Knopp's wife, as to which he disclaims beneficial ownership, and options to acquire 20,000 shares held by Dr. Knopp.
         (4) Includes 5,250 shares held by Mr. Reck's wife, as to which he disclaims beneficial ownership and options to acquire 10,000 shares held by Mr. Reck.
         (5)                       Consists of options to acquire
         20,000 shares held by Mr. Wimmergren.
         (6) Includes 217,650 shares as to which Dr. Humphreys has sole voting and dispositive power and 240,300 shares as to which Dr. Humphreys shares voting and dispositive power by virtue of a power of attorney over the investment accounts of seven persons. Dr. Humphreys and certain other persons, acting as a group, beneficially own an aggregate of 457,950 shares. Also includes options to acquire 15,000 shares held by Dr. Humphreys. Dr. Humphreys's address is One Innovation Drive, Worcester, Massachusetts 01605.
         (7) In addition to the matters noted above in (2)-(6), includes 19,900 shares owned by one executive officer jointly with his wife and options to acquire 25,000 shares held by such officer.
         (8) Mr. Lalli has reported to the Company that a Schedule 13D, Amendment No. 6, was filed with the Securities and Exchange Commission indicating that he has sole voting and dispositive power over 154,050 shares and shared voting and dispositive power with his wife over 29,500 shares.
         (9) Based upon information reported in a Schedule 13G filed with the Securities and Exchange Commission. Mr. and Mrs. Goldstein share voting and dispositive power over 117,500 shares.


     Mr. Saul I. Reck, age 81, the founder and Chairman of the Board of the Company, served as President and Treasurer from 1960 until October 19, 1998.

     Mr. Vinciguerra, age 61, has served as Chief Executive Officer, President and Treasurer of the Company since October 19, 1998. Prior to joining the Company, he served as Chief Executive Officer and director of Ferrofluidics Corporation from June 1996 until June 1998 and as its President from January 1995 until June 1996. From 1991 until 1994, Mr. Vinciguerra served as President and Chief Executive Officer of the Weighing and Systems Group of Staveley Industries, plc. Mr. Vinciguerra is a member of the Board of Directors of Metrisa Corporation, Saphikon Corporation and Carr Separations, Inc., a member of the Board of Directors of the Japan Society of Boston and a Trustee of the Collaborative Laboratory Charter School of Boston.

     Dr. Knopp, age 77, has served as a director since 1972. For more than five years, he has been an account executive at the stock brokerage firm of Moors & Cabot, Inc. and its predecessors. Dr. Knopp is also Professor Emeritus of Canisius College, Buffalo, New York.

     Mr. Wimmergren, age 68, has served as a director since 1978.
He  is  Professor Emeritus of Management at Worcester Polytechnic
Institute, Worcester, Massachusetts.

     Dr. Humphreys, age 57, has served as a director since 1997. Since August 1995, Dr. Humphreys has been President of Antigen Express, Inc., a biotech company focused on creating drugs for auto-immune diseases. Prior to August 1995, he was Professor and interim Chair of the Department of Pharmacology at the University of Massachusetts Medical School.

     Saul I. Reck is the father of Michael E. Reck, President of the Webstone Company, Inc., and Joel M. Reck, Clerk of the
Company.

     The  Board  of  Directors of the Company held  six  meetings
during  the  fiscal  year ended October  2, 1999.   Each  present
director attended at least 75% of the meetings of the Board of Directors and of all committees of which he was a member.

     The Board of Directors has an Audit Committee and a Compensation Committee, both composed of Dr. Knopp and Mr. Wimmergren. The Audit Committee, which met once during the last fiscal year, is charged with recommending to the Board of Directors retention of a firm of independent accountants and with reviewing the Company's internal audit and accounting controls, the report of the independent accountants and the financial statements of the Company. The Compensation Committee, which met once during the last fiscal year, is responsible for recommending salary and bonus levels of officers and key employees. There is no Nominating Committee of the Board of Directors. The Board of Directors as a whole will consider nominees for director submitted to it in writing by any shareholder.

Executive Compensation

     The following table sets forth information concerning the annual compensation for the chief executive officer, former chief executive officer, and each of the other most highly compensated executive officers of the Company whose annual salary and bonus, if any, exceeded $100,000 for services in all capacities to the Company during the last fiscal year.

                   SUMMARY COMPENSATION TABLE

                                Annual Compensation

                                                      All Other
 Name and    Fiscal Year     Salary       Bonus      Compensatio
                                                          n
 Principal      Ended         ($)          ($)           ($)
 Position


Salvatore      10/2/99      $140,000     $35,000     $16,700 (1)
J.
Vinciguerra
Chief          10/3/98         --           --           --
Executive
   Officer,    9/27/97         --           --           --

President &

Treasurer


Donald         10/2/99      $100,000      $6,500     $5,000 (2)
Nelson
       Vice    10/3/98       95,000       10,000         --
President
               9/27/97       85,200       20,000         --

Saul     I.    10/2/99        37,000                 $42,000 (3)
Reck
     Former    10/3/98      115,000    120,700 (4)   $10,000 (2)
Chief
               9/27/97      115,000    143,300 (4)   $10,000 (2)
Executive
Officer
        and
President




      (1) Consists of payments made by the Company to Mr. Vinciguerra as a percentage of management fees received by the Company for Mr. Vinciguerra's services rendered pursuant to the terms of an agreement, which is no longer in effect, between the Company and Carr Separations, Inc.

      (2) Consists of cash payments used for purchase of retirement benefits.

     (3)  Consists of cash payments of retirement benefits.

      (4) Under the terms of his Employment Agreement with the Company, Mr. Reck was entitled to receive a bonus equal to 10% of the amount by which Company pre-tax profits exceeded specified base amounts.



      The following table shows information concerning the grant of stock options and SARs during fiscal 1999 to each of the named executive officers.

                   OPTION/SAR GRANTS FOR LAST FISCAL YEAR

              Number of    Percent of
              Securities     Total
              Underlying  Options/SAR
             Options/SAR   s Granted   Exercise or
   Name       s Granted        to       Base Price   Expiration
                           Employees                    Date
                           in Fiscal
                              Year

Salvatore      200,000        100%        $1.625     10/19/2008
J.
Vinciguerra

Donald            --           --           --           --
Nelson

Saul     I.       --           --           --           --
Reck




      The following table shows information concerning the exercise of stock options during fiscal 1999 and the fiscal year-end value of unexercised options and stock appreciation rights.


             AGGREGATED OPTION/SAR EXERCISES IN LAST
            FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                    Number of        Value of
                                   Securities      Unexercised
                                   Underlying      In-the Money
                                   Unexercised
                                  Options/SARs     Options/SARs
                                                        at
          Shares                   At 10/2/99       At 10/2/99
          Acquired
             on      Value       Exercisable/Une  Exercisable/Un
          Exercise   Realized      xercisable      exercisable
Name         (#)        ($)            (#)             ($)

Salvator     --          --        0 / 200,000      0 / 50,000
e J.
Vincigue
rra

Donald       --          --        25,000 / 0       13,750 / 0
Nelson

Saul  I.     --          --         5,000 / 0         0 / 0
Reck



      In connection with the hiring of Mr. Vinciguerra as Chief Executive Officer, President and Treasurer, the Company entered into an Employment Agreement with him dated October 19, 1998. Under the Employment Agreement, Mr. Vinciguerra is entitled to a base salary of $140,000 per year, plus a bonus of up to 25% of his base salary at the discretion of the Board of Directors. In addition, he was granted ten year incentive stock options to acquire 200,000 shares of Common Stock. Those options vest 25% at the end of each of the first four years of employment, with acceleration of vesting upon the happening of certain events. In October 1999, Mr. Vinciguerra was granted incentive stock options to acquire an additional 50,000 shares of Common Stock on similar terms. Mr. Vinciguerra is entitled to six months severance upon termination of his employment by the Company other than for cause.

Compensation of Directors

     Each director who is not also an officer or employee of the Company receives a base fee of $2,400 per year. Each director who is not also an officer or employee of the Company and who lives in the greater Worcester area receives $500 for each directors' meeting he attends. Each director who is not also an officer or employee of the Company and who lives outside the greater Worcester area receives $750 for each such meeting, plus travel expenses to and from Worcester. No extra compensation is paid for attendance at meetings of committees. All non-employee directors as a group were paid $24,600 for services rendered during fiscal year 1999.

      The Board of Directors has a Severance Compensation Plan for certain officers and all directors in the event that there is a "change in control" of the Company not approved by the Board of Directors resulting in the termination of employment or reduction in the duties and responsibilities of the President, Vice-Presidents and Treasurer (as determined by the Board of Directors) and/or a termination of service as director of the Company. The plan provides that such President, Vice-Presidents and Treasurer will continue to receive the compensation being paid to them at the time of the termination or change in the nature of employment, for a period of five years following such termination or change, and the non-employee directors will continue to receive directors' fees of $500 or $750 per fiscal quarter, depending on whether or not the director lives in the greater Worcester area, for such five year period. At the current rate of compensation this would entail an aggregate payment of $1,200,000 to the executive officers as a group and a payment of $50,000 to the non-employee directors as a group.
                         PROPOSAL NO. 2

   APPROVAL OF AN AMENDMENT TO THE 1998 EQUITY INCENTIVE PLAN


      On March 12, 1999, the stockholders of the Company approved the Company's 1998 Equity Incentive Plan (the "1998 Plan"). The purposes of the 1998 Plan are to attract and retain key employees, directors, and consultants, to provide an incentive for them to assist the Company to achieve long-range performance goals and to enable them to participate in the long-term growth of the Company.

      All employees and, in the case of awards other than incentive stock options, directors and consultants of the Company or any affiliate (as that term is defined in the 1998 Plan) capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to participate in the 1998 Plan. As of January 19, 2000, there were approximately 34 persons eligible to participate.

      As originally adopted, the 1998 Plan provided that a maximum of 300,000 shares of Common Stock would be available for issuance under the 1998 Plan. The shares of Common Stock available for issuance under the 1998 Plan are subject to adjustment for any stock dividend, recapitalization, stock split, stock combination or certain other corporate reorganizations. Shares issued may consist in whole or in part of authorized but unissued shares or treasury shares. Shares subject to an award that expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded will again be available for award under the 1998 Plan.

      On December 17, 1999, the Board of Directors approved the proposed amendment to the 1998 Plan and recommended that it be submitted to the stockholders for their approval. The proposed amendment is attached hereto as Exhibit A. The amendment would increase the number of shares of Common Stock available for issuance pursuant to the 1998 Plan from 300,000 shares to 600,000 shares, subject to future adjustment as provided in the 1998 Plan. Management has recommended this amendment so that it can continue to reward officers and key employees of the Company having substantial management responsibilities with the opportunity to acquire a proprietary interest in the Company as an additional incentive to promote its success and remain in its employ.

      As of January 19, 2000, options to purchase 321,500 shares of Common Stock had been granted under the 1998 Plan, including 250,000 options to Salvatore J. Vinciguerra, the Company's Chief Executive Officer, President and Treasurer, and 71,500 options to various employees of the Company subject to the stockholders' approval of the amendment to the 1998 Plan. In the event the amendment to the 1998 Plan does not receive the necessary stockholder approval, the 71,500 options to various employees will automatically convert to non-qualified stock options outside of the 1998 Plan. The closing price of the Company's Common Stock on January 19, 2000 was $1.441.

      The affirmative vote of a majority of the votes of holders of the Common Stock present in person or by proxy at the Meeting is required to approve the amendment to the 1998
Plan.

      The Board of Directors recommends that stockholders vote FOR approval of Proposal No. 2.
                          OTHER MATTERS

Certain Transactions

      On July 2, 1999, after several months of negotiations between the Company and Michael E. Reck, son of Saul I. Reck, a special committee of directors reached an agreement to sell the stock of The Webstone Company, Inc. ("Webstone"), a subsidiary of the Company, to Michael Reck for a purchase price of $1,789,000 - $1,389,000 in cash at closing, $150,000 in the form of a ninety day non-interest-bearing loan, and $250,000 in preferred stock of Webstone. Fechtor Detwiler, Inc., provided an opinion to the Board of Directors that the transaction was fair to the Company.

Relationship with Independent Public Accountants

      The Audit Committee of the Board of Directors has selected Greenberg, Rosenblatt, Kull & Bitsoli, P.C. as independent auditors for the Company for the current fiscal year. That firm and its predecessors have served in such capacity since fiscal year 1982.

      It is anticipated that a representative of Greenberg, Rosenblatt, Kull & Bitsoli, P.C. will be present at the Meeting. The representative will be afforded the opportunity to make a statement and is expected to be available to respond to appropriate questions.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

      Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all of its executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended October 2, 1999.

Other Matters To Be Acted Upon

     The Board of Directors has no knowledge of any other matters which may come before the Meeting and does not itself intend to present any such matters. However, if any other matters shall properly come before the Meeting, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

Shareholder Proposals

     Shareholder proposals intended to be presented at the Annual Meeting in 2001 and included in the Company's proxy materials pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended must be received by the Company on or before September 27, 2000 and should be addressed to Salvatore J. Vinciguerra, President, Goddard Industries, Inc., 705 Plantation Street, Worcester, Massachusetts 01605. If a proponent fails to notify the Company by December 11, 2000 of a non-Rule 14a-8 shareholder proposal which it intends to submit at the Annual Meeting in 2001, the proxy solicited by the Board of Directors with respect to such meeting may grant discretionary authority to the proxies named therein to vote with respect to such matter.

Annual Report And Form 10-KSB

      Additional copies of the Annual Report to Stockholders for the fiscal year ended October 2, 1999 and copies of the Annual Report of the Company to the Securities and Exchange Commission on Form 10-KSB for that fiscal year are available to stockholders without charge upon written request addressed to Lucy J. Rybacki at the Company at 705 Plantation Street, Worcester, Massachusetts 01605.

       IT   IS  IMPORTANT  THAT  PROXIES  BE  RETURNED  PROMPTLY.
THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE
ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.








                                                        EXHIBIT A

                            AMENDMENT
                               TO
                    GODDARD INDUSTRIES, INC.
                   1998 EQUITY INCENTIVE PLAN



WHEREAS: The Board of Directors of the Goddard Industries, Inc. (the "Corporation") has determined that it is in the best interests of the Corporation that the number of shares available for issuance under the 1998 Equity Incentive Plan (the "1998 Plan") be increased by 300,000 shares, from 300,000 shares to 600,000 shares.

WHEREAS: The stockholders of the Corporation have approved this Amendment to the 1998 Plan.

NOW,
THEREFORE: The  first and second sentences of Section 5(a) of the
           1998 Plan are hereby deleted in their entirety and replaced with the following:


           Subject to adjustment under subsection (b), Awards may be made under the Plan of Options to acquire not in excess of 600,000 shares of Company Common Stock. Other Awards may be made as the Board may determine, provided that a maximum of 600,000 shares of Common Stock may be issued under this Plan.

PROXY                    GODDARD INDUSTRIES, INC.      PROXY

     The undersigned hereby appoints Dr. Robert E. Humphreys and Mr. Lyle E. Wimmergren, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Special Meeting in Lieu of Annual Meeting of Stockholders of Goddard Industries, Inc. to be held on Friday, March 17, 2000 and at any adjournment or adjournments thereof, with all power which the undersigned may be entitled to vote at said meeting upon the following proposals more fully described in the notice of and proxy statement for the meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.

1.  Election of Directors

  To elect to serve as director until the year 2003:   Saul I.
Reck

  FOR the nominee
WITHHOLD AUTHORITY on the nominee


2.  Proposal to approve an amendment to the Company's 1998 Equity
Incentive Plan

  FOR                 AGAINST                 ABSTAIN



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEE AND FOR THE ADOPTION OF THE AMENDMENT TO THE COMPANY'S 1998 EQUITY INCENTIVE PLAN.

(PLEASE FILL IN, DATE AND SIGN ON THE REVERSE SIDE AND RETURN IN
THE ENCLOSED ENVELOPE)


                                   Dated:
___________________________, 2000



______________________________________
                                   Signature(s)


______________________________________
                                   (Signatures should be the same
as the name
                                    printed hereon.  Executors,
administrators,
                                    trustees, guardians,
attorneys and officers of
                                    corporations should add their
titles when signing.)